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                                                                    EXHIBIT (21)


Subsidiaries of Registrant

                                                             Percentage                  State of
                                                               (%) of                Incorporation or
         Name of Subsidiary                                  Ownership                 Organization
         ------------------                                  ---------               ----------------
Penn Virginia Equities Corporation                             100.00                   Delaware

Penn Virginia Resources Corporation                            100.00                   Virginia

Penn Virginia Oil and Gas Corporation                          100.00                   Virginia

Penn Virginia Coal Company                                     100.00                   Virginia





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